As Filed with the Securities and Exchange Commission on November 16, 1995

                    Registration No: 33-63531

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                   __________________________________

                            Amendment No. 1
                                  to
                                FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                   __________________________________

                     TRAVEL PORTS OF AMERICA, INC.
           (Exact name of issuer as specified in its charter)

     New York                               16-1128554
     (State or other jurisdiction      (IRS Employer
     of Inc. or Organization)          Identification No.)

                           3495 Winton Place
                               Building C
                       Rochester, New York  14623
                             (716) 272-1810

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            John M. Holahan
                               President
                     3495 Winton Place, Building C
                       Rochester, New York  14623
                             (716) 272-1810

(Name, address, including zip code, and telephone number, including area code)
                   __________________________________
                               Copies to:

                          Parker L. Weld, Esq.
                         Gullace, Easton & Weld
                       1829 Marine Midland Plaza
                       Rochester, New York  14604
                             (716) 546-1980
    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Selling Shareholders.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]



                                  i
                   __________________________________

                    CALCULATION OF REGISTRATION FEE
                   __________________________________
                                      Proposed    Proposed
                                      Maximum     Maximum
Title of Each Class of    Amount      Offering    Aggregate   Amount of
   Securities to be       to be       Price Per   Offering    Registration
     Registered      Registered       Share(1)    Price(1)       Fee


Shares of Common Stock
($.01 par value) to
be issued upon con-
version of 8.5%
Debentures              1,550,000         $3.19   $4,944,500    $1,705.00

Shares of Common Stock
($.01 par value)
underlying Private
Placement Warrants         15,500         $3.19   $   49,445     $  17.05

Shares of Common Stock
($.01 par value) under-
lying Placement Agent
Warrants                   77,500         $3.19   $  247,225     $  85.25

    Total Registration Fee                                      $1,807.30

    (1)  Estimated solely for the purpose of calculating the registration
fee   pursuant to rule 457(h) under the Securities Act of 1933,  based on the average high and low prices of the Common Stock, as reported on the NASDAQ National Market System on October 16, 1995. There were no trades on October 17, 1995.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange commission, acting pursuant to said Section 8(a), may determine.

==========================================================================

The total number of pages in this document is 9. The Exhibit Index is located on the eighth (8th) such page, which is designated page II-5 herein.

                                   ii
                                 PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

           The Company estimates that expenses in connection with the offering described in this Registration Statement, all of which shall be borne by the Company, will be as follows:

     Registration Fee                   $ 1,807.30
     Legal Fees                           3,500.00
     Accounting Fees                      2,500.00
     NASDAQ Registration Fee             17,500.00
     Miscellaneous                          192.70
          Total                         $25,500.00

Item 15.  Indemnification of Directors and Officers

           Sections 721 through 727 of the New York Business Corporation Law (the "BCL") provide that, subject to certain limitations, every corporation created under the provisions of the BCL has the power to indemnify its directors, officers, employees, and agents against certain expenses, judgments, fines, and amounts paid in settlement. Corporations are also permitted to enter into agreements that provide for indemnification rights other than those specifically provided for under the BCL.

            Article XI of the Company's By-Laws provides for the indemnification of officers, directors, and employees of the Company to the full extent permitted by the BCL. In addition, the shareholders of the Company have authorized, and the Company has entered into, Indemnity Agreements with each officer and director of the Company.


Item 16.  Exhibits

Exhibit Number      Description

     4.1           Certificate of Incorporation of the Company [Incorporated
                   herein by reference to Exhibits 3(a) and 3(c) to the
                   Company's Registration Statement - File No. 33-787-NY
                   (the "Registration Statement") and Exhibit 3(c) to the
                   Company's Annual Report on Form 10-K dated July 27, 1993
                   for the year ended April 30, 1993].
     4.2           By-Laws of the Company [Incorporated herein by reference
                   to Exhibit 3(b) to the Registration Statement].
     5             Opinion of Gullace, Easton & Weld dated October 18, 1995
    23.1           Consent of Price Waterhouse LLP, Dated
                   November 15,1995
    23.2           Consent of Gullace, Easton & Weld (included in their
                   opinion filed as Exhibit 5).
    25             Power of Attorney executed by the Officers and Directors
                   who signed this Registration Statement set forth on pages
                   II-4 and II-5 hereof.


Item 9.   Undertakings

          (a)  The undersigned registrant hereby undertakes:
                                   II-1
                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                      (iii) To  include any material  information
          with   respect  to  the  plan  of  distribution  not  previously
          disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2)   That,  for the purpose of determining any  liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
                                   II-2
      (c)   Insofar as indemnification for liabilities arising  under  the
Securities  Act  of  1933  may  be permitted to  directors,  officers  and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.


                                SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, November 16, 1995.


                                   Travel Ports of America, Inc.



                              By:  s/William Burslem III
                                   William Burslem III, Vice President






                                   II-3
        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities on the dates indicated.


          NAME                     TITLE                         DATE

s/E. Philip Saunders *                                 November 16, 1995
E. Philip Saunders         Chairman; Chief Executive
                           Officer; Director (Principal
                           Executive Officer)

s/John M. Holahan *                                     November 16, 1995
John M. Holahan            President; Chief Operating
                           Officer; Director

s/William Burslem III                                   November 16, 1995
William Burslem   III      Vice President; Secretary;
Chief Financial Officer;   Director (Principal Financial
                           and Accounting Officer)

s/Dante Gullace *                                      November 16, 1995
Dante Gullace              Director

s/William A. DeNight *                                 November 16, 1995
William A. DeNight         Director


s/John F. Kendall *                                    November 16, 1995
John F. Kendall            Director

s/John  O. Eldredge *                                  November  16, 1995
John O. Eldredge           Director


* By s/William Burslem III
     Attorney-in-Fact



                                   II-4
                              EXHIBIT INDEX

Exhibit Number      Description                                       Page


   23.1             Consent  of  Price  Waterhouse   LLP,              9

                               EXHIBIT 23.1



                    Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to

Form S-3 of our report dated July 11, 1995, appearing on page 23 of Travel

Ports of America, Inc.s Annual Report on Form 10-K/A for the year ended

April 30, 1995. We also consent to the reference to us under the heading

Experts in such Prospectus.





PRICE WATERHOUSE LLP

Rochester, New York
November 15, 1995











II-5